PROSPECTUS SUPPLEMENT                                                                         This Prospectus Supplement,
FOR THE PERIOD ENDING                                                                         filed pursuant to Rule 424(b)(3),
OCTOBER 31, 1996 TO                                                                           relates to Registration Statement
PROSPECTUS DATED                                                                              No. 33-55010-01 and the
DECEMBER 14, 1992                                                                             Prospectus dated December 14, 1992


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 15, 1996


                           DISCOVER CARD TRUST 1992 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                   0-21186                                    Not Applicable
--------                                   -------                                    --------------
(State of                                  (Commission                                (IRS Employer
organization)                              File Number)                               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                 19720
-------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
                -----------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events

On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of October 1996, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.          Description
-----------          -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending
                     October 31, 1996.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DISCOVER CARD TRUST 1992 B
                                                (Registrant)

                                        By: DISCOVER RECEIVABLES FINANCING
                                            GROUP, INC.
                                            as originator of the Trust


                                        By:        Birendra Kumar
                                             ------------------------------
                                             Birendra Kumar Vice President
                                             and Treasurer


Date: November 15, 1996

                                 EXHIBIT INDEX

Exhibit No.          Description
------------         ------------

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending
                     October 31, 1996.